SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SCURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 3, 2006

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EP Global Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30797	14-1818396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Exceptional Parent Magazine 551 Main Street, Johnstown, Pennsylvania 15901

(Address of Principal Executive Offices)(Zip Code)

(814) 361-3860

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(1)  Previous Independent Auditors:

(i) On February 3, 2006, EP Global Communications, Inc. (the “Company”)  terminated the client-auditor relationship with Wiener, Goodman & Company, P.C. effective February 3, 2006.  On February 3, 2006, the Audit Committee of the Board of Directors of the Company unanimously approved the appointment of Malin, Bergquist & Company, LLP as the independent accountant for the Company. The Company engaged Malin, Bergquist & Company, LLP on February 3, 2006.

(ii) In connection with the audit of the fiscal year ended December 31, 2004 and the interim periods subsequent through February 3, 2006, there were no disagreements with Wiener, Goodman & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement or any event requiring disclosure pursuant to Item 304(a)(1)(iv)(B), (C), (D) or (E) of Regulation S-B.

(iii)  The audit report of Wiener, Goodman & Company, P.C. on the consolidated financial statements of the Company as of and for the year ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iv)  During the most recent fiscal year and the interim period subsequent to February 3, 2006,  there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(v)  During the Company’s most recent fiscal year, and through February 3, 2006, the Company has not consulted with Malin, Bergquist & Company, LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

(vi)  The Company requested that Weiner, Goodman & Company, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial statements of business acquired:

None

(b)  Exhibits

Number

Exhibit

                16.1

                  Letter from Wiener, Goodman & Company, P.C. to the

      Securities and Exchange Commission dated February 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

        EP GLOBAL COMMUNICATIONS, INC.

           By: /s/ Joseph M.  Valenzano, Jr

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                      Joseph M. Valenzano, Jr.

                      President, CEO

           Dated: February 6, 2006